EXHIBIT 10.1

Rental Agreement

[4/F., Frontier Ebisu]

(March 1, 2009 – February 28, 2011)

Lessor: Sun Frontier Fudousan Co., Ltd.

Lessee: T.O Entertainment, Inc.

Sun Frontier Fudosan Co., Ltd., the Lessor (Party-A) and

T.O Entertainment, Inc., the Lessee (Party-B)

enter into the following rental agreement (the Agreement) regarding the rental premises stated in the main terms of agreement.

IN WITNESS WHEREOF, the parties hereto and the joint guarantor have executed this Agreement in duplicate by placing their signatures and seals thereon, and each party shall keep one copy of the originals.

January 30, 2009

Lessor (Party-A)

Address: 1-2-2 Yurakucho, Chiyoda-ku, Tokyo

Name: Tomoaki Horiguchi, President

  Sun Frontier Fudousan Co., Ltd.

LeSsee (Party-B)

Address: 3/F., Oak Plaza, 2-10-6 Awajicho, Kanda, Chiyoda-ku, Tokyo 〒101-0063

Name: Takeichi Honda, President

  T.O Entertainment. Inc.

Joint guarantor

Address: 2-4-7 Nakamagome, Ohta-ku, Tokyo

Name: Takeichi Honda

Witness

Kazunori Uehara, President

Vision Design Co., Ltd.

2-10-6 Awajicho, Kanda, Chiyoda-ku, Tokyo 〒101-0063

No. 85446 The Governor of Tokyo (1)

(Tokyo) No. 125027

Kazunori Uehara

Main Terms of Agreement

Item

Related article

Abstract

1

Rental premises

Article 1

Name

Frontier Ebisu

Location

(Indication of residence)

3-13-11 Higashi, Shibuya, Tokyo

Location

(Indication of lot number)

3-25-1 Higashi, Shibuya

Construction

Type

10-story with two basement floors , deck roof, steel-reinforced concrete

Office and car park

House number

25-1

Contract area

4/F. 317.82 m2 (96.14 tsubo, one tsubo = approx. 3.3 m2)

Remark: The above-mentioned area includes the colored area in the attached floor plan.

2

Intended use and specific use

Article 2

Office

3

Rental period

Article 3

March 1, 2009 – February 28, 2011

Two years of contract period

4

Rent (monthly)

Article 4

Total amount: JPY2,321,781

(Rent: JPY2,211,220 Consumption tax: JPY110,561)

(Price per tsubo, excluding tax: JPY23,000)

5

Common-area charge (monthly)

Article 4

Total amount: JPY403,788

(Common-area charge: JPY384,560 Consumption tax, etc.: JPY19,228)

(Price per tsubo, excluding tax: JPY4000)

6

Date starting the calculation of rent

Article 4

July 1, 2009

7

Date starting the calculation of common-area charge

Article 4

March 1, 2009

8

Deposit

Article 6

JPY15,478,540 (amount equivalent to seven months of the rent)

9

Deadline for termination request (Party-A)

Article 17

Party-A: Six months before the expected termination date

10

Deadline for termination request (Party-B)

Article 17

Party-B: Six months before the expected termination date

11

Deadline for advance notice of refusal of renewal (Party-A)

Article 18

Party-A: six months before the expiration of rental period

12

Deadline for advance notice of refusal of renewal (Party-B)

Article 18

Party-B: six months before the expiration of rental period

13

Payment date of rent, etc.

Article 5

End of each month

14

Account for transfer of payment

Article 5

Kanto Branch No. 2, SMBC

Account no.: (savings) 1917209

Account holder: Sun Frontier Fudosan Co., Ltd.

15

Special clause

Article 28

1.

Transfer of ownership, etc.

(1)

Party-B shall agree in advance that if the ownership of the premises transfers from Party-A to a third party after the execution of this agreement, the relevant third party or its designated person (hereinafter referred to as the ‘New Owners’) shall comprehensively inherit the Lessor status of Party-A under this agreement (including the liability to repay deposit). Also, Party-B shall immediately co-operate if Party-A or the New Owners request for signature and seal on the ‘Letter of Consent for the Transfer of Lessor Status’.

(2)

Together with the change of owner mentioned previously, Party-B shall acknowledge that the name of the premises stated in clause 1 of the main terms of the agreement (i.e. Frontier Ebisu), management company, rent, and account for transfer of payment, etc. may change from time to time. Moreover, if there are any new names, Party-A or the New Owners shall notify Party-B of the matter promptly and Party-B shall not take objection to it.

2.

Exemption of rent (free rental)

(1)

Party-A shall exempt Party-B from paying rent during the period between March 1, 2009 and June 30, 2009. Moreover, Party-B shall pay the common-area charge and other miscellaneous fees from March 1, 2009.

(2)

If this agreement is terminated due to the violation of agreement by Party-B or events attributable to Party-B during the period stipulated in Article 3, Party-B shall pay an amount equivalent to the rent and consumption tax, etc. that have been exempted during the period mentioned in (1) of this clause to Party-A. In addition, this provision shall not hinder the application of the provision relating to the immediate cancellation money and other compensation for loss, etc. stipulated in this agreement.

3.

Green balcony

Party-A agrees that Party-B may use the red–colored area in the green balcony floor plan within the use area permitted by Party-A. However, Party-A and the operators specified by Party-A may enter the relevant balcony after informing Party-B in advance (no prior notice is needed in case of emergency). When there are requests to amend the intended use, Party-B shall follow the request. Moreover, Party-B shall obtain prior consent from Party-A if it sets up furniture and fixtures at the relevant balcony.

4.

The exceptional clause in clause 1 of Article 19 shall be read as follows.

“However, in principle, Party-B shall request Party-A or the people specified by Party-A for the restoration work. Party-B shall bear the necessary costs for the work.”

The following are blank

LEASE TERMS AND CONDITIONS

Article 1

Lease Premises

The Lessor leases under the terms provided for in this Agreement the lease premises set out in Column (1) of the Main Terms of Agreement (the “Premises”), and the Lessee, having accepted those terms, leases the Premises from the Lessor.

Article 2

Purpose of Use

The Lessee shall use the Premises only for the purpose of use and specific uses set out in Column (2) of the Main Terms of Agreement.

Article 3

Lease Term

The lease term is as set out in Column (3) of the Main Terms of Agreement.  The delivery date of the Premises is the start date of the lease term.

Article 4

Rent, Common Area Maintenance Charges, Various Costs, Consumption Tax, Etc.

1

The rent is as set out in Column (4) of the Main Terms of Agreement.  The initial date for calculation of rent is as set out in Column (6) of the Main Terms of Agreement.

2

The common area maintenance charges are as set out in Column (5) of the Main Terms of Agreement.  The initial date for calculation of the common area maintenance fee is as set out in Column (7) of the Main Terms of Agreement.

3

Rent, common area maintenance charges, and other charges for periods of less than one month are to be calculated pro rata on a daily basis.

4

The Lessee shall, in accordance with an invoice from the Lessor, pay the costs it must bear for its portions of the Premises and the common areas in accordance with the allocation of management costs under the building regulations of the building.

5

The Lessee shall pay the consumption tax and local consumption tax (collectively, “Consumption Tax”) payable on the costs provided for in the preceding paragraphs.  If the tax rate changes during the term of this Agreement, the Consumption Tax payable by the Lessee will change accordingly.

Article 5

Method of Payment

1

The obligations payable by the Lessee to the Lessor are obligations for performance at the Lessor’s place of business.  The Lessee shall therefore bear the transfer fees upon transfer of the payment.

2

The Lessee shall pay the Lessor the rent and common area maintenance charges and applicable Consumption Tax for the following month by the payment date set out in Column (13) of the Main Terms of Agreement by transfer to the financial institution’s account set out in Column (14) of the Main Terms of Agreement as designated by the Lessor.

Article 6

Security Deposit

1

The Lessee shall deposit with the Lessor at the same time as entering into this Agreement the amount of money set out in Column (8) of the Main Terms of Agreement as a security deposit to secure the performance of the obligations under this Agreement and agreements entered into incidental to this Agreement and the obligations of the Lessee to the Lessor under Article 8.1, and Article 19.1.

2

When this Agreement ends, the Lessor shall, after the Lessee has completely vacated the Premises and the security deposit has been appropriated to the Lessee’s obligations, return the remainder of the security deposit, if any, to the Lessee within 3 months counting from the day immediately after the vacation date.

3

Interest does not accrue on the security deposit.

4

The Lessee shall not make any claim during the effective term of this Agreement to set off any of its obligations to the Lessor whatsoever against its claim to repay security deposit.

5

If the Lessee delays in paying a monetary obligation, compensation or other obligations to the Lessor, the Lessor may, without giving any demand to cure, appropriate all or a part of the security deposit to that payment.

6

If the Lessor appropriates the security deposit to an obligation of the Lessee’s under the preceding paragraph, the Lessee shall, within 5 days from the date it receives notice to that effect, replenish the shortfall in the security deposit.

Article 7

Revision of Rent and Common Area Maintenance Charges

1

The Lessor and the Lessee may, when this Agreement is to be renewed, revise the rent and common area maintenance charges upon their agreement.

2

Notwithstanding the preceding paragraph, if the price of goods increases considerably, the rent of neighboring land and buildings and the public charges and imposts on land and buildings rise considerably, or the economic situation otherwise fluctuates, or if there are renovations, repairs or other changes made to buildings or the Premises, the Lessor and the Lessee may, upon their mutual agreement, revise the rent and common area maintenance charges.

Article 8

Interior Decorations, Fixtures, Construction Work for Various Facilities, Etc.

1

If the Lessee wishes to carry out any of the following construction work or other matters, it shall first obtain the Lessor’s consent in writing and in principle shall engage the Lessor or a person designated by the Lessor to do the construction work and other matters, and the Lessee shall bear all of the costs for all such construction work and other matters.  However, the Lessee may engage a person designated by the Lessee to do any such construction work or other matters if the Lessee obtains the Lessor’s prior written consent.

(1)

Any addition to, new installation of, or removal, renovation, or exchange of interior decorations, fixtures, or facilities or any other change to the original condition of the Premises

(2)

Any repairs, such as re-painting and re-covering ceilings, walls, and floors inside the Premises and any mending because of events attributable to the Lessee

(3)

Creation of signs for the Lessee’s company name and reproduction of keys

2

The construction work provided for in the preceding paragraph must be carried out during the lease term.

3

The Lessee shall bear the public charges and imposts on interior decorations, fixtures, or various facilities added to or installed by the Lessee regardless of to whom they are made out to or under whose name they are made.

Article 9

Lessee’s Management Responsibilities

1

The Lessee shall manage the Premises at its own liability and shall use the Premises and the common areas such as entrances and corridors with the care of a good manager

2

The Lessee shall not do any of the following in the building:

(1)

bring on to the Premises any excessively heavy things, highly flammable things, odor-emitting things, or any other dangerous things or do any acts harmful to the preservation of the building, or

(2)

do any other act that causes inconvenience for the Lessor or any other tenant.

3

If the Lessee or any worker, subcontractor, or other persons of the Lessee causes damage to the Lessor or any other tenant, the Lessee shall immediately notify the Lessor to that effect and shall compensate for all of the damage incurred by that person.

Article 10

Compliance with Building Regulations

In addition to complying with the building regulations and other regulations provided for by the Lessor, if any, the Lessee shall also cause its workers, subcontractors, and other persons to comply with them.

Article 11

Prohibited Acts

The Lessee shall not do any of the acts set out in the following items, unless it has first obtained the Lessor’s consent in writing:

(1)

assign to, or provide as security for, a third party all or any part of the lease rights,

(2)

sub-let all or any part of the Premises to a third party or loan all or any part of the Premises to a third party for use,

(3)

assign to, or provide as security for, a third party the right to claim such as the return of the security deposit,

(4)

assign its business rights, delegate its management, undertake joint management, or, regardless of how so described or explained, allow a third party to use or jointly reside in all or any part of the Premises or display any name other than the Lessee’s in the Premises,

(5)

bring a telephone line, facsimile line, or other lines into the Premises under any name other than the Lessee’s,

(6)

use or occupy any part of the common areas of the building, such as by placing articles or other items there,

(7)

use the Premises for any purpose or use other than the purpose of use and specific uses set out in Column (2) of the Main Terms of Agreement, or

(8)

bring animals into or keep animals in the building.

Article 12

Notice Obligations

If any of the following occurs, the Lessee shall notify the Lessor in writing within 7 days counting from the day of the change:

(1)

the name, company name, shop name, address, location of head office, or person responsible for the Premises of the Lessee or the joint guarantor changes, or

(2)

there is a major change in the capital composition of the Lessee; provided, however, that this provision does not apply to the capital transfer within the corporate group to which the Lessee belongs.

Article 13

Entering the Premises

1

The Lessor and the Lessor’s agents, workers, and subcontractors may, after reasonably notifying the Lessee during normal business hours, enter the Premises where it is necessary to do so to confirm the Premises is being used in accordance with the purpose of use provided for in Article 2 or it is necessary for the safety, hygiene, security, or fire-protection of the building or for other reasons relating to the management of the building.  However, where it is not possible for the Lessor to notify the Lessee in advance such as urgency requires entrance into the Premises, the Lessor shall report to the Lessee promptly after it has entered the Premises, and the Lessor shall use its efforts to report to the Lessee to the extent possible and as soon as practicable.

2

The Lessor represents and warrants that:

the Lessor has the authority to appropriately and legally lease the Premises, guarantees the right to lease by executing this Agreement, and does not damage the Lessee due to any defect in the right to lease and indemnifies the Lessee for such damage, and that the Lessor also promises that the Lessee may use the Premises harmoniously and peacefully during the lease term by the Lessee paying the agreed rent and performing its obligations to be performed.

Article 14

Cancellation of Agreement

If any of the following applies to the Lessee, the Lessor may cancel this Agreement without giving any demand whatsoever:

(1)

it has not paid the monies provided for in Article 4 for 2 months or more,

(2)

it breaches a provision of this Agreement or any agreement entered into incidental to this Agreement,

(3)

it is subject to a disposition for suspension of bank trading,

(4)

it is subject to a petition for provisional attachment, attachment, compulsory execution, or public auction, or it is subject to or files itself a petition for bankruptcy, civil rehabilitation, corporate reorganization, or corporate liquidation or a petition similar to such a petition,

(5)

it does not use the Premises for 2 consecutive months or more, without good cause for not using them,

(6)

it is subject to a revocation of business license, suspension of business, or other administrative disposition,

(7)

it acts contrary to public policy or engages in a seriously anti-social act,

(8)

there is a change in its assets, credibility, organization, business purpose, or other material change in its business, and the situation is recognized by the Lessor as having reached a point where it is difficult to continue with this Agreement, because of change in controlling persons, merger or other matters except for an absorption-type merger within the corporate group to which the Lessee belongs,

(9)

a matter is falsely set out in this Agreement, the application for the Premises, or other documents, or it enters the Premises by some other improper means, or

(10)

it allows a designated gang, etc. or one of its members to use the Premises, or it is discovered that the Lessee runs a sex-related amusement special entertainment business or a similar business stipulated in Article 2.5 of the Law for the Proper Control of Entertaiment and Amusument Business (Law No.122 of 1948) or the Lessee uses or allows others to use the Premises for such purpose.

Article 15

Cancellation of Agreement Because of Violent Acts

If any of the following applies to the Lessee or any of its employees or related personnel, the Lessor may immediately cancel this Agreement in the same manner as provided for in the preceding Article and demand the Lessee to vacate the Premises:

(1)

it uses or might use all or part of the Premises as the shop or business place of a gang (which includes political organizations and, regardless of how so described or explained, any other organizations that might engage in acts of violence) or anti-social force, or any personnel related to such an organization, or disturbs or might disturb the peace of the neighborhood,

(2)

it displays in the Premises a sign, insignia, or other indication of a gang,

(3)

it engages in gambling, bucketing, or agency for prostitution, possession or dealing of drugs or stimulants, or any other act that violates any enforcement law or ordinance, or

(4)

is accused or charged as having committed a crime or is arrested or has been indicted.

2

If it becomes evident that any of the matters stipulated in Article 15.1(1) apply to the Lessor or other tenant of the building, and the Lessee demonstrates its objective basis for that to the Lessor, the Lessee may immediately terminate this Agreement.  In this case, the Lessee is not obligated to pay the immediate termination money under the proviso of Article 17.1.

Article 16

Penalty for Cancellation of Agreement

If this Agreement is cancelled by the Lessor as a result of the Lessee’s breaching Article 14 or Article 15, the Lessee shall pay to the Lessor as a penalty an amount equal to 6 months’ worth of the aggregate of the rent set out in Column (4) of the Main Terms of Agreement, the common area maintenance charges set out in Column (5) of the Main Terms of Agreement, and the corresponding Consumption Tax.  However, this does not preclude the Lessor from claiming compensation from the Lessee.

Article 17

Early Termination

1

The Lessor and the Lessee are each entitled to terminate this Agreement during its term on a scheduled termination date by notifying the other in writing of termination by no later than the termination notification deadline set out in Column (9) of the Main Terms of Agreement for the Lessor and Column (10) of the Main Terms of Agreement for the Lessee.  However, the Lessee is entitled to terminate this Agreement with immediate effect by paying the Lessor an amount equal to the rent and common area maintenance charges, and the corresponding Consumption Tax, for the period from the termination notification deadline set out in Column (10) of the Main Terms of Agreement to the scheduled termination date.

If this Agreement is terminated for reasons of the Lessee’s convenience after the Lessee enters into this Agreement but before the lease term starts, the Lessee shall pay the Lessor as a penalty an amount equal to 6 months’ worth of the aggregate of the rent set out in Column (4) of the Main Terms of Agreement, the common area maintenance charges set out in Column (5) of the Main Terms of Agreement, and the corresponding Consumption Tax.  However, this does not preclude the Lessor from claiming compensation from the Lessee.

If the Lessor or the Lessee notifies the other of the termination of this Agreement under Paragraph 1, it may not revoke that notification or change the termination date without the other’s written consent.

Article 18

Renewal

1

If the Lessor or the Lessee notifies the other in writing of its refusal to renew by the renewal refusal notification deadline set out in Column (11) of the Main Terms of Agreement for the Lessor and Column (12) of the Main Terms of Agreement for the Lessee, this Agreement will terminate at the expiration of the lease term.  If the Lessor or the Lessee notifies the other in writing of its refusal to renew, it may not revoke that notification without the other’s written consent.

2

If neither the Lessor nor the Lessee notifies the other in writing of its refusal to renew under the preceding paragraph, the lease term will renew for the period set out in Column (3) of the Main Terms of Agreement from the day after the expiry date of the lease term.  The same applies thereafter.  The terms and conditions of the lease after renewal are subject to the provisions of Article 7.

Article 19

Vacation of Premises and Restoration of Premises to Original Condition

1

The Lessee shall, simultaneously to the ending of this Agreement, remove all objects and other items from within the Premises and remove all interior decorations, fixtures, and various facilities that it installed, and the Lessee shall restore the Premises to its original condition, such as by painting the walls and ceiling and re-covering the floor, in accordance with the terms and conditions of restoration to original condition designated by the Lessor and vacate the Premises for the Lessor.  However, the Lessee shall engage the Lessor or a person designated by the Lessor to do the construction work for the restoration, and the Lessee shall bear the costs required for that construction.

2

If the Lessee does not vacate the Premises simultaneously to the ending of this Agreement, it shall compensate the Lessor (i) with an amount equal to twice the amount of rent and common area maintenance charges from the day after the termination date of this Agreement to the completion of vacation, and the corresponding Consumption Tax, (ii) with an amount equal to costs and expenses such as electricity and heat for the same period, and (iii) for damage the Lessor incurs as a result of the delay in vacation.

3

If once the Lessee has vacated the Premises there are items remaining, such as telephones, the Lessee will be considered to have waived its ownership of them and the Lessor may dispose of them as it wishes.  If the Lessor disposes of any such item, the Lessee shall bear the cost required to do so, and the Premises will be considered vacated on the day all such dispositions by the Lessor have been completed.

In vacating the Premises, the Lessee shall not bring any claim for refund of necessary costs or beneficial costs incurred by the Lessee, purchase of interior decorations, fixtures, or various facilities, moving expenses, eviction expenses, and other expenses, regardless of any reason for or description of them.

Article 20

Extinguishment of Agreement

1

If because of a natural disaster or force majeure event all or a part of the building is damaged or destroyed or it becomes impossible to use the Premises, this Agreement will automatically end.

2

In the event of the preceding paragraph, the Lessor and the Lessee shall not claim compensation from the other.

Article 21

Delinquency Charges

If the Lessee is late in performing any of its obligations under this Agreement, the Lessor may claim from the Lessee damages calculated at 14.6% per annum (calculated pro rata on a daily basis) of the unpaid amount.

Article 22

Lessor’s Exemptions from Liability

1

If the Lessee incurs damage as a result of earthquake, windstorm and flood damage, fire, theft, or any other event not attributable to the Lessor, the Lessor will not be liable for compensating the Lessee.

2

The Lessor is not liable for compensating for any damage incurred by the Lessee arising from its use of all or part of the common areas, the building, or the Premises being restricted because of construction work for repairs, renovations or other changes being made by the Lessor in relation to maintaining and managing the building after this Agreement has been entered into.

Article 23

Joint and Several Guarantor

1

The guarantor is jointly and severally liable with the Lessee for all of the Lessee’s obligations to the Lessor under this Agreement.  The same applies with respect to this Agreement after it has been renewed.

2

If the Lessor believes the joint guarantor has lost its capacity to guarantee the Lessee’s obligations, the Lessee shall immediately appoint another joint guarantor and obtain the Lessor’s consent.

3

Once the Lessee has appointed a joint guarantor, or when it appoints a new joint guarantor under the preceding paragraph, it shall provide the Lessor with a certificate of the guarantor’s registered seal.

Article 24

Damage Insurance

The Lessee shall at its cost secure an insurance policy designated by the Lessor to cover the goods the Lessee owns in the Premises, and the Lessee shall maintain that policy for the duration of the term of this Agreement.

Article 25

Court of Jurisdiction

The district court with jurisdiction over the location of property shall be the court of first instance with regard to the litigation relating to this Agreement.

Article 26

Governing Law

This Agreement is governed by the laws of Japan.

Article 27

Confidentiality

The Lessor, the Lessee, and the joint guarantor shall not without good reason divulge to a third party any of the contents of this Agreement or any agreements entered into incidental to this Agreement or any information obtained with respect to the other parties to this Agreement.  However, this does not apply with respect to the Lessor’s providing information relating to this Agreement to a potential buyer of the building after it has entered into a confidentiality agreement with the potential buyer.

Article 28

Special Provisions

The Lessor and the Lessee agree to the special provisions set out in Column (15) of the Main Terms of Agreement.  In the event of any inconsistency or conflict between this Agreement and the Main Terms of Agreement, the Main Terms of Agreement shall prevail.

Article 29

Matters not Provided for; Matters of Doubt

If a matter arises that has not been provided for in this Agreement or a doubt as to the interpretation of a provision of this Agreement arises, the Lessor and the Lessee shall consult in good faith and resolve the issue in accordance with the Civil Code, the Land and House Lease Act, and other related law and ordinance and in accordance with real estate transaction practices and other matters.

—End of Terms and Conditions—

Amendment on the Rental Agreement and Renewed Memorandum

CB Richard Ellis Asset Service Co., Ltd., the Lessor (hereinafter Party-A) and T.O Entertainment, Inc., the Lessee (hereinafter Party-B) enter into the following memorandum (hereinafter the Memorandum) regarding the rental agreement dated January 30, 2009 (hereinafter the Original Agreement) concerning the premises stated in the end of this document (hereinafter the Premises) whose Lessor status was transferred to Party-A. Before the transfer, the relevant rental agreement regarding the Premises was concluded between Party-B and the former lessor Sun Frontier Fudosan Co., Ltd.

(Amendment on and renewal of rental period)

Article 1

Party-A and B change the expiration date of the rental period stipulated in Article 3 of the Original Agreement to November 30, 2010 and renew the Original Agreement after changing the renewed rental period as follows.

Rental period: December 1, 2010 – May 31, 2013

However, renewal of agreement period after it shall be on a two-year basis.

(Revision of rent)

Article 2

Party-A and B revise the rent stated in clause 1 of Article 4 of the Original Agreement as follows.

Before the change: JPY2,321,781 per month (of which JPY110,561 is consunption tax, etc.)

After the change: JPY2,069,413 per month (of which JPY98,543 is consunption tax, etc.)

(Revision period of rent)

Article 3

The new rent after the change according to the previous clause shall come into effect after December 1, 2010.

(Exemption of rent)

Article 4

Party-A shall exempt Party-B from paying one month of rent JPY2,069,413 (of which JPY98,543 is consunption tax, etc.) from December 1, 2010 to December 31, 2010 (hereinafter the Rent Exemption Period).

(Revision of rent, common-area charge, etc.)

Article 5

Party-B agrees to abandon the right to request for exemption of rent and common-area charge as well as the right to request for a revision on the rent and common-area charge before the period up to May 31, 2013.

(Deposit)

Article 6

The deposit shall be JPY15,478,540 as stipulated in the Original Agreement even after the revision of rent stated in Article 2 of this Memorandum. Both parties shall confirm that no change in deposit shall be made.

(Cancellation money, etc.)

Article 7

If the Original Agreement is terminated due to the violation of agreement by Party-B (excluding termination due to expiration) or events attributable to Party-B before May 31, 2013, in addition to the cancellation money and the provision relating to compensation for loss stipulated in the Original Agreement, Party-B shall pay the amount of difference on the rent and consumption tax, etc. reduced due to Article 2 of the Memorandum from the starting date of rental period stated in Article 1 of the Memorandum to the termination date (including this day), as well as an amount equivalent to the rent and consumption tax, etc. exempted due to Article 4 of the Memorandum to Party-A.

Furthermore, the applicable period for the cancellation money stipulated in clause 2 (2) of Article 28 of the Original Agreement shall be up to February 28, 2011 as stated in the Original Agreement.

(Confidentiality)

Article 8

Party-B shall agree not to disclose any information about the revision of rent stated in Article 2 of the Memorandum as well as the exemption of rent stated in Article 4 of the same memorandum to other lessees in the Premises and any other third party.

2. The confidentiality obligation of the previous clause shall stay effective even after the termination of the Original Agreement (including the agreement after renewal).

(Compensation for loss)

Article 9

If Party-B (including its directors and employees) violates the previous clause and Party-A suffer loss due to a disclosure to a third party, Party-B shall compensate Party-A for the actual loss incurred.

(Agreement on succession)

Article 10

The contents agreed by this Memorandum are effective for the respective successors of status of Party-A or Party-B. Moreover, the parties shall inherit their status on their responsibility.

(Matters not stipulated)

Article 11

Any matters that are not stipulated in this Memorandum shall follow the provisions of the Original Agreement.

End

IN WITNESS WHEREOF, the parties and the joint guarantor hereto have executed this Memorandum in duplicate by placing their signatures and seals thereon, and each party shall keep one copy of the originals.

November 24, 2010

\s\ Natsuki Koshidaka

Lessor (Party-A)

Representative: Natsuki Koshidaka, CEO (seal)

Trade name: CB Richard Ellis Asset Service Co., Ltd.

Head office: 2-2-12 Hamamatsu-cho, Minato-ku, Tokyo

\s\ Takeichi Honda

Lessee (Party-B)

Representative: Takeichi Honda, President (seal)

Trade name: T.O Entertainment, Inc.

Head office: 4/F., Frontier Ebisu, 3-13-11 Higashi, Shibuya, Tokyo 〒150-0011

\s\ Takeichi Honda

Joint guarantor

Name: Takeichi Honda (seal)

Address: 2-9-11 Nakamagome, Ohta-ku, Tokyo

[Indication of the rental premises]

Name of building: Frontier Ebisu

Location: 3-13-11 Higashi, Shibuya, Tokyo

Place for rental: 4/F. 317.82 m2 (96.14 tsubo)